Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2013 FINANCIAL RESULTS

ITASCA, IL, July 30, 2013 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and six-month period ended June 30, 2013. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 7.

“We had another strong quarter of organic growth and margin expansion across our global operations,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “In the second quarter, our combined Brokerage and Risk Management segments posted 15% growth in adjusted total revenues, 7.0% organic growth in commission and fee revenues, 19% growth in adjusted EBITDAC and adjusted EBITDAC margin improved by 92 basis points.”

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Our Brokerage segment had an outstanding quarter. Adjusted total revenues were up 16%, base organic commission and fee revenues grew 5.9%, adjusted EBITDAC was up 20% and adjusted EBITDAC margin was up 90 basis points. We also completed another five acquisitions with annualized revenues of $36 million.

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Our Risk Management segment had an excellent quarter. Adjusted total revenues were up 10%, organic fees were up 10.4%, adjusted EBITDAC was up 14% and our adjusted EBITDAC margin improved by 50 basis points.

•	Second quarter earnings from our clean energy investments were nearly double those from the same quarter in 2012.

“We are seeing carriers ask for rate increases on most lines of coverage and in most geographies of the US, the UK and in Australia, and our clients are indicating steady, but small, incremental improvements in their business prospects. Around the world, we are successfully executing our strategies and our sales culture is thriving.”

The following provides non-GAAP information that management believes is helpful when comparing 2013 revenues, EBITDAC and diluted net earnings per share with the same period in 2012:

Quarter Ended June 30

	Revenues			EBITDAC			Diluted Net Earnings Per Share
Segment	2nd Q 13	2nd Q 12	Chg	2nd Q 13	2nd Q 12	Chg	2nd Q 13	2nd Q 12	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$548.0	$470.9	16%	$149.1	$123.9	20%	$0.52	$0.46	13%
Gains on book sales	2.9	—		2.9	—		0.01	—
Heath Lambert integration	—	—		(5.0)	(4.1)		(0.02)	(0.02)
Workforce & lease termination	—	—		(0.3)	(0.8)		—	(0.01)
Acquisition related adjustments	—	—		—	—		0.02	0.02
Levelized foreign currency translation	—	2.6		—	(0.4)		—	—
Effective income tax rate impact	—	—		—	—		—	0.02

Brokerage, as reported	550.9	473.5		146.7	118.6		0.53	0.47

Risk Management, as adjusted	156.2	141.5	10%	25.5	22.3	14%	0.10	0.09	11%
New Zealand earthquake claims administration	—	1.9		—	—		—	—

Risk Management, as reported	156.2	143.4		25.5	22.3		0.10	0.09

Total Brokerage & Risk Management, as reported	707.1	616.9		172.2	140.9		0.63	0.56
Corporate, as reported	72.4	33.0		(22.6)	(7.8)		0.10	0.03

Total Company, as reported	$779.5	$649.9		$149.6	$133.1		$0.73	$0.59

Total Brokerage & Risk Management, as adjusted	$704.2	$612.4	15%	$174.6	$146.2	19%	$0.62	$0.55	13%

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Six Months Ended June 30

	Revenues			EBITDAC			Diluted Net Earnings Per Share
Segment	6 Mths 13 6 Mths 12		Chg	6 Mths 13 6 Mths 12		Chg	6 Mths 13 6 Mths 12		Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$1,002.0	$853.9	17%	$232.0	$188.8	23%	$0.74	$0.64	16%
Gains on book sales	3.3	0.7		3.3	0.7		0.02	—
Heath Lambert integration	—	—		(8.0)	(8.1)		(0.04)	(0.04)
Workforce & lease termination	—	—		(0.3)	(3.6)		—	(0.02)
Acquisition related adjustments	—	—		—	—		0.01	0.02
Levelized foreign currency translation	—	4.2		—	(1.0)		—	—
Effective income tax rate impact	—	—		—	—		—	0.02

Brokerage, as reported	1,005.3	858.8		227.0	176.8		0.73	0.62

Risk Management, as adjusted	308.3	279.0	11%	50.7	44.7	13%	0.20	0.18	11%
New Zealand earthquake claims administration	0.1	5.7		—	1.2		—	0.01
South Australia ramp up	1.4	—		1.3	—		—	—

Risk Management, as reported	309.8	284.7		52.0	45.9		0.20	0.19

Total Brokerage & Risk Management, as reported	1,315.1	1,143.5		279.0	222.7		0.93	0.81
Corporate, as reported	138.5	53.2		(31.1)	(13.2)		0.11	0.02

Total Company, as reported	$1,453.6	$1,196.7		$247.9	$209.5		$1.04	$0.83

Total Brokerage & Risk Management, as adjusted	$1,310.3	$1,132.9	16%	$282.7	$233.5	21%	$0.94	$0.82	15%

Brokerage Segment Second Quarter Highlights - The following tables provide non-GAAP information that management believes is helpful when comparing certain 2013 financial information with the same periods in 2012 (in millions):

Organic Revenues (Non-GAAP)	2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Base Commissions and Fees
Commissions as reported	$400.9	$344.7	$727.7	$616.7
Fees as reported	113.3	99.5	200.0	174.6
Less commissions and fees from acquisitions	(46.4)	—	(97.9)	—
Less disposed of operations	—	(0.2)	—	(0.5)
Levelized foreign currency translation	—	(2.3)	—	(3.7)

Organic base commissions and fees	$467.8	$441.7	$829.8	$787.1

Organic change in base commissions and fees	5.9%	5.0%	5.4%	4.2%

Supplemental Commissions
Supplemental commissions as reported	$18.3	$16.6	$35.6	$33.7
Less supplemental commissions from acquisitions	(0.4)	—	(2.0)	—

Organic supplemental commissions	$17.9	$16.6	$33.6	$33.7

Organic change in supplemental commissions	7.8%	-0.7%	-0.3%	4.1%

Contingent Commissions
Contingent commissions as reported	$14.5	$10.3	$37.0	$29.3
Less contingent commissions from acquisitions	(3.3)	—	(6.8)	—

Organic contingent commissions	$11.2	$10.3	$30.2	$29.3

Organic change in contingent commissions	8.7%	17.7%	3.1%	4.9%

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Brokerage Segment Second Quarter Highlights (continued)

Adjusted Compensation Expense and Ratio (non-GAAP)		2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Reported amounts		$314.0	$274.9	$601.7	$532.0
Heath Lambert integration		(2.2)	(2.0)	(3.5)	(4.8)
Workforce and lease termination related charges		(0.3)	(0.8)	(0.3)	(3.6)
Levelized foreign currency translation		—	(1.9)	—	(3.5)

Adjusted amounts		$311.5	$270.2	$597.9	$520.1

Adjusted ratios using adjusted revenues on pages 1 and 2	*	56.8%	57.4%	59.7%	60.9%

*	Adjusted second quarter compensation ratio was 0.6 pts lower than the same period in 2012. This ratio was impacted by salary decreases of 2.2 pts and decreases in employee benefits of 0.5 pts related to headcount controls, partially offset by increases in incentive compensation of 2.1 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Reported amounts		$90.2	$80.0	$176.6	$150.0
Heath Lambert integration		(2.8)	(2.1)	(4.5)	(3.3)
Levelized foreign currency translation		—	(1.1)	—	(1.7)

Adjusted amounts		$87.4	$76.8	$172.1	$145.0

Adjusted ratios using adjusted revenues on pages 1 and 2	*	16.0%	16.3%	17.2%	17.0%

*	Adjusted second quarter operating expense ratio was 0.3 pts lower than the same period in 2012. This ratio was primarily impacted by a decrease in rent expense.

Adjusted EBITDAC (non-GAAP)	2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Total EBITDAC - see page 9 for computation	$146.7	$118.6	$227.0	$176.8
Gains from books of business sales	(2.9)	—	(3.3)	(0.7)
Heath Lambert integration	5.0	4.1	8.0	8.1
Workforce and lease termination related charges	0.3	0.8	0.3	3.6
Levelized foreign currency translation	—	0.4	—	1.0

Adjusted EBITDAC	$149.1	$123.9	$232.0	$188.8

Adjusted EBITDAC change	20.3%	21.3%	22.9%	23.1%

Adjusted EBITDAC margin	27.2%	26.3%	23.2%	22.1%

The following is a summary of brokerage acquisition activity for 2013 and 2012:

	2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Shares issued for acquisitions and earnouts	38,000	1,900,000	38,000	4,372,000
Number of acquisitions closed	5	15	9	27
Annualized revenues acquired (in millions)	$35.9	$68.3	$40.9	$98.9

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Risk Management Segment Second Quarter Highlights - The following tables provide non-GAAP information that management believes is helpful when comparing certain 2013 financial information with the same periods in 2012 (in millions):

Organic Revenues (Non-GAAP)		2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Fees		$148.1	$137.5	$295.4	$273.7
International performance bonus fees		7.5	5.2	13.2	9.5

Fees as reported		155.6	142.7	308.6	283.2
Less fees from acquisitions		(1.1)	—	(1.9)	—
Less South Australia ramp up fees		—	—	(1.4)	—
Less New Zealand earthquake claims administration		—	(1.9)	(0.1)	(5.7)
Levelized foreign currency translation		—	(0.9)	—	(1.6)

Organic fees		$154.5	$139.9	$305.2	$275.9

Organic change in fees	*	10.4%	10.5%	10.6%	8.7%

*	Organic change in fees adjusted to exclude fees related to South Australia was 7.3% in second quarter 2013.

Adjusted Compensation Expense and Ratio (non-GAAP)		2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Reported amounts		$91.3	$84.9	$182.9	$170.3
New Zealand earthquake claims administration		—	(1.5)	—	(3.7)

Adjusted amounts		$91.3	$83.4	$182.9	$166.6

Adjusted ratios using adjusted revenues on pages 1 and 2	*	58.5%	58.9%	59.3%	59.7%

*	Adjusted second quarter compensation ratio was 0.4 pts lower than the same period in 2012. This ratio was primarily impacted by salary decreases of 0.6 pts and decreases in employee benefits of 0.6 pts, partially offset by increases in incentive compensation of 0.9 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Reported amounts		$39.4	$36.2	$74.9	$68.5
New Zealand earthquake claims administration		—	(0.4)	(0.1)	(0.8)
South Australia ramp up costs		—	—	(0.1)	—

Adjusted amounts		$39.4	$35.8	$74.7	$67.7

Adjusted ratios using adjusted revenues on pages 1 and 2	*	25.2%	25.3%	24.2%	24.3%

*	Adjusted second quarter operating expense ratio was 0.1 pt lower than the same period in 2012. This ratio was primarily impacted by a reduction in business insurance of 1.3 pts and a decrease in rent expense of 0.5 pts, partially offset by an increase in professional fees of 1.6 pts.

Adjusted EBITDAC (non-GAAP)	2nd Q 13	2nd Q 12	6 Mths 13	6 Mths 12
Total EBITDAC - see page 9 for computation	$25.5	$22.3	$52.0	$45.9
New Zealand earthquake claims administration	—	—	—	(1.2)
South Australia ramp up	—	—	(1.3)	—

Adjusted EBITDAC	$25.5	$22.3	$50.7	$44.7

Adjusted EBITDAC change	14.4%	18.6%	13.4%	16.4%

Adjusted EBITDAC margin	16.3%	15.8%	16.4%	16.0%

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Corporate Segment Second Quarter Highlights - The following table provides non-GAAP information that management believes is helpful when comparing 2013 operating results for the Corporate Segment with the same periods in 2012 (in millions):

	2013			2012
	Pretax	Income	Net	Pretax	Income	Net
	Earnings	Tax	Earnings	Earnings	Tax	Earnings
	(Loss)	Benefit	(Loss)	(Loss)	Benefit	(Loss)
2nd Quarter
Interest and banking costs	$(12.8)	$5.1	$(7.7)	$(11.6)	$4.6	$(7.0)
Clean energy investments	(16.7)	40.8	24.1	(3.2)	16.6	13.4
Acquisition costs	(1.9)	0.2	(1.7)	(1.7)	0.4	(1.3)
Corporate	(4.0)	1.8	(2.2)	(2.3)	1.1	(1.2)

	$(35.4)	$47.9	$12.5	$(18.8)	$22.7	$3.9

Six Months
Interest and banking costs	$(24.7)	$9.9	$(14.8)	$(22.9)	$9.1	$(13.8)
Clean energy investments	(17.6)	54.9	37.3	(5.4)	26.0	20.6
Acquisition costs	(2.9)	0.4	(2.5)	(2.3)	0.5	(1.8)
Corporate	(10.0)	4.5	(5.5)	(4.3)	1.9	(2.4)

	$(55.2)	$69.7	$14.5	$(34.9)	$37.5	$2.6

Debt, interest and banking - At June 30, 2013, Gallagher had $925.0 million of long-term borrowings outstanding under six private placement agreements, which are due and payable in various amounts in 2014 through 2023. On June 14, 2013, Gallagher completed a private placement of $200.0 million of senior unsecured Series G notes bearing interest at 3.69% due in 2022. Gallagher intends to use the net proceeds of the debt transaction to fund acquisitions and for general corporate purposes. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were no borrowings outstanding under Gallagher’s line of credit facility at June 30, 2013.

Clean energy investments - The following provides certain information related to Gallagher’s investments in limited liability companies that own 29 refined coal production plants which produce refined coal using proprietary technologies owned by Chem-Mod. We believe these plants are qualified to receive refined coal tax credits under IRC Section 45 through 2019 for the 2009 Era Plants and through 2021 for the 2011 Era Plants. For investments where Gallagher has a controlling ownership interest, the investment’s underlying operations are consolidated.

		Gallagher’s Portion of Estimated
		Additional
	Gallagher’s	Required	Ultimate
	Tax-Effected	Tax-Effected	Annual
	Book Value At	Capital	After-tax
($ in millions)	June 30, 2013	Investment	Earnings *
Investments that own 2009 Era Plants
9 Under long-term production contracts	$6.8	$—	$24.0
3 Under long-term production contracts, estimated to resume production in late 2013	0.9	2.6	5.0
2 In early stages of negotiations for long-term production contracts	0.7	Not Estimable	Not Estimable
Investments that own 2011 Era Plants
9 Under long-term production contracts	23.0	1.4	61.0
2 Under long-term production contracts, estimated to resume production in late 2013	0.8	1.5	6.0
4 In early stages of negotiations for long-term production contracts	1.5	Not Estimable	Not Estimable

*	Reflects management’s current best estimate of the ultimate future annual after-tax earnings based on production estimates from the host utilities. However, host utilities do not consistently utilize the refined fuel plants at ultimate production levels due to seasonal electricity demand, as well as many operational, regulatory and environmental compliance reasons.

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Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as refined coal production plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher approximately $3.6 million of net after-tax earnings per quarter.

All estimates set forth above regarding the potential future earnings impact of our clean energy investments are subject to significant risks. Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a more detailed discussion of these and other factors that could impact the information above.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation. Second quarter 2013 expense is more than 2012 expense primarily due to increased incentive compensation and increased pension costs.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 37% to 39% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarters ended June 30, 2013 and 2012 was 4.0% and 21.3%, respectively. Gallagher’s tax rate for second quarter 2013 was lower than the statutory rate and was lower than the same period in 2012 due to the amount of IRC Section 45 tax credits earned in 2013 compared to 2012.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, July 31, 2013 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 20 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” ”contemplates,” “see,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, (i) statements regarding the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments, (ii) our corporate income tax rate, (iii) the insurance premium rate environment, (iv) the strength of our clients’ businesses, (v) drivers of organic growth in the Brokerage and Risk Management segments and (vi) anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

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Risks and uncertainties related to Gallagher’s clean energy investments including uncertainties related to political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property risks; and environmental risks - all could impact (i) and (ii) above; and

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Changes in worldwide and national economic conditions (including an economic downturn and uncertainty regarding the European debt crisis), changes in premium rates and in insurance markets generally and changes in the insurance brokerage industry’s competitive landscape, could impact (iii) - (vi) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

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Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information related to organic revenues and EBITDAC, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation - Gallagher believes that the adjusted presentations of the 2013 and 2012 information, presented in this earnings release, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

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Adjusted revenues and expenses - Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude gains realized from sales of books of business, Heath Lambert integration costs, New Zealand earthquake claims administration, South Australia ramp up fees/costs, workforce related charges, lease termination related charges, acquisition related adjustments, the impact of foreign currency translation and effective income tax rate impact, as applicable. Integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

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Adjusted ratios - Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures - Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC - Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin - Gallagher defines this measure as EBITDAC divided by total revenues.

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Adjusted EBITDAC - Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, Heath Lambert integration costs, earnout related compensation charges, workforce related charges, lease termination related charges, New Zealand earthquake claims administration costs, South Australia ramp up fees/costs, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin - Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

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Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments - Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, Heath Lambert integration costs, New Zealand earthquake claims administration, South Australia ramp up fees/costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, adjustments to the change in estimated acquisition earnout payables and effective income tax rate impact divided by diluted weighted average shares outstanding. The effective income tax rate impact represents the difference in income tax expense for tax amounts derived using the actual effective tax rate compared to tax amounts derived using a normalized effective tax rate.

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Organic Revenues - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in organic growth excludes the impact of supplemental commission and contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2013 foreign exchange rates to the same periods in 2012. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions accounted for as purchases and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of South Australia ramp up fees, New Zealand earthquake claims administration and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that are expected to continue in 2013 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 9), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 2 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Qtr and 6 Months Ended June 30,

(Unaudited - in millions except per share, percentage and workforce data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Brokerage Segment	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Commissions	$400.9	$344.7	$727.7	$616.7
Fees	113.3	99.5	200.0	174.6
Supplemental commissions	18.3	16.6	35.6	33.7
Contingent commissions	14.5	10.3	37.0	29.3
Investment income and gains realized on books of business sales	3.9	2.4	5.0	4.5

Revenues	550.9	473.5	1,005.3	858.8

Compensation	314.0	274.9	601.7	532.0
Operating	90.2	80.0	176.6	150.0
Depreciation	7.5	6.1	13.8	11.8
Amortization	29.1	25.4	58.1	45.9
Change in estimated acquisition earnout payables	(2.5)	(5.2)	1.9	(2.7)

Expenses	438.3	381.2	852.1	737.0

Earnings before income taxes	112.6	92.3	153.2	121.8
Provision for income taxes	44.1	35.3	60.1	47.1

Net earnings	$68.5	$57.0	$93.1	$74.7

EBITDAC
Net earnings	$68.5	$57.0	$93.1	$74.7
Provision for income taxes	44.1	35.3	60.1	47.1
Depreciation	7.5	6.1	13.8	11.8
Amortization	29.1	25.4	58.1	45.9
Change in estimated acquisition earnout payables	(2.5)	(5.2)	1.9	(2.7)

EBITDAC	$146.7	$118.6	$227.0	$176.8

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Risk Management Segment	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Fees	$155.6	$142.7	$308.6	$283.2
Investment income	0.6	0.7	1.2	1.5

Revenues	156.2	143.4	309.8	284.7

Compensation	91.3	84.9	182.9	170.3
Operating	39.4	36.2	74.9	68.5
Depreciation	4.7	3.9	9.1	7.8
Amortization	0.6	0.8	1.2	1.4

Expenses	136.0	125.8	268.1	248.0

Earnings before income taxes	20.2	17.6	41.7	36.7
Provision for income taxes	7.7	6.8	15.3	14.2

Net earnings	$12.5	$10.8	$26.4	$22.5

EBITDAC
Net earnings	$12.5	$10.8	$26.4	$22.5
Provision for income taxes	7.7	6.8	15.3	14.2
Depreciation	4.7	3.9	9.1	7.8
Amortization	0.6	0.8	1.2	1.4

EBITDAC	$25.5	$22.3	$52.0	$45.9

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Corporate Segment	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues from consolidated clean coal facilities	$66.2	$26.0	$115.5	$41.7
Royalty income from clean coal licenses	6.9	6.2	16.9	11.5
Loss from unconsolidated clean coal facilities	(0.9)	(0.4)	(3.2)	(1.3)
Other net revenues	0.2	1.2	9.3	1.3

Revenues	72.4	33.0	138.5	53.2

Cost of revenues from consolidated clean coal facilities	76.6	29.0	134.7	46.7
Compensation	10.2	4.3	14.8	6.2
Operating	8.2	7.5	20.1	13.5
Interest	11.9	10.8	23.1	21.4
Depreciation	0.9	0.2	1.0	0.3

Expenses	107.8	51.8	193.7	88.1

Loss before income taxes	(35.4)	(18.8)	(55.2)	(34.9)
Benefit for income taxes	(47.9)	(22.7)	(69.7)	(37.5)

Net earnings	$12.5	$3.9	$14.5	$2.6

EBITDAC
Net earnings	$12.5	$3.9	$14.5	$2.6
Benefit for income taxes	(47.9)	(22.7)	(69.7)	(37.5)
Interest	11.9	10.8	23.1	21.4
Depreciation	0.9	0.2	1.0	0.3

EBITDAC	$(22.6)	$(7.8)	$(31.1)	$(13.2)

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Qtr and 6 Months Ended June 30,

(Unaudited - in millions except share and per share data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Total Company	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Commissions	$400.9	$344.7	$727.7	$616.7
Fees	268.9	242.2	508.6	457.8
Supplemental commissions	18.3	16.6	35.6	33.7
Contingent commissions	14.5	10.3	37.0	29.3
Investment income and gains realized on books of business sales	4.5	3.1	6.2	6.0
Revenues from clean coal activities	72.2	31.8	129.2	51.9
Other net revenues - Corporate	0.2	1.2	9.3	1.3

Revenues	779.5	649.9	1,453.6	1,196.7

Compensation	415.5	364.1	799.4	708.5
Operating	137.8	123.7	271.6	232.0
Cost of revenues from clean coal activities	76.6	29.0	134.7	46.7
Interest	11.9	10.8	23.1	21.4
Depreciation	13.1	10.2	23.9	19.9
Amortization	29.7	26.2	59.3	47.3
Change in estimated acquisition earnout payables	(2.5)	(5.2)	1.9	(2.7)

Expenses	682.1	558.8	1,313.9	1,073.1

Earnings before income taxes	97.4	91.1	139.7	123.6
Provision for income taxes	3.9	19.4	5.7	23.8

Net earnings	$93.5	$71.7	$134.0	$99.8

Diluted net earnings per share	$0.73	$0.59	$1.04	$0.83

Dividends declared per share	$0.35	$0.34	$0.70	$0.68

EBITDAC
Net earnings	$93.5	$71.7	$134.0	$99.8
Provision for income taxes	3.9	19.4	5.7	23.8
Interest	11.9	10.8	23.1	21.4
Depreciation	13.1	10.2	23.9	19.9
Amortization	29.7	26.2	59.3	47.3
Change in estimated acquisition earnout payables	(2.5)	(5.2)	1.9	(2.7)

EBITDAC	$149.6	$133.1	$247.9	$209.5

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	June 30, 2013	Dec 31, 2012
Cash and cash equivalents	$240.0	$302.1
Restricted cash	913.5	851.6
Premiums and fees receivable	1,245.2	1,096.1
Other current assets	203.9	179.7

Total current assets	2,602.6	2,429.5
Fixed assets - net	123.0	105.4
Deferred income taxes	275.1	251.8
Other noncurrent assets	270.6	283.3
Goodwill - net	1,506.1	1,472.7
Amortizable intangible assets - net	784.7	809.6

Total assets	$5,562.1	$5,352.3

Premiums payable to insurance and reinsurance companies	$1,947.6	$1,819.7
Accrued compensation and other accrued liabilities	284.1	306.7
Unearned fees	73.6	70.6
Other current liabilities	38.4	36.9
Corporate related borrowings - current	—	129.0

Total current liabilities	2,343.7	2,362.9
Corporate related borrowings - noncurrent	925.0	725.0
Other noncurrent liabilities	591.4	605.8

Total liabilities	3,860.1	3,693.7

Stockholders’ equity:
Common stock - issued and outstanding	127.7	125.6
Capital in excess of par value	1,092.0	1,055.4
Retained earnings	554.9	510.4
Accumulated other comprehensive loss	(72.6)	(32.8)

Total stockholders’ equity	1,702.0	1,658.6

Total liabilities and stockholders’ equity	$5,562.1	$5,352.3

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Other Information and Notes

(Unaudited - data is rounded where indicated)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
OTHER INFORMATION	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Basic weighted average shares outstanding (000s)	127,260	119,704	126,713	118,040
Diluted weighted average shares outstanding (000s)	128,874	121,187	128,230	119,527
Common shares repurchased (000s)	—	62	—	62
Common shares issued for acquisitions and earnouts (000s)	38	1,900	38	4,372
Number of acquisitions closed	5	15	9	27
Annualized revenues acquired (in millions)	$35.9	$68.3	$40.9	$98.9
Workforce at end of period (includes acquisitions):
Brokerage			9,327	8,368
Risk Management			4,614	4,263
Total Company			14,276	12,937

Contact: Marsha Akin

Director -Investor Relations

630-285-3501 or marsha_akin@ajg.com

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